UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 30, 2009

MERRIMAN CURHAN FORD GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15831	11-2936371
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

600 California Street, 9th Floor,	94108
San Francisco, California	(Zip Code)
( Address of Principal Executive Offices)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item 8.01	Other Events

On December 30, 2009, Merriman Curhan Ford Group, Inc. received notification from NASDAQ that, based on the company’s Form 8-K filed with the SEC on December 29, 2009, the company complies with NASDAQ listing requirements. Should Merriman Curhan Ford Group, Inc. fail to evidence compliance in its next periodic report, it may be subject to delisting.

On January 5, 2010, the company issued a press release announcing the NASDAQ notification.  The press release is attached as an exhibit hereto.

Item 9.01(c)	Exhibits

99.1	Press Release announcing NASDAQ notification of December 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMAN CURHAN FORD GROUP, INC.

Date: January 5, 2010	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman
Chief Executive Officer